30

                                                               EXHIBIT 3.2b


                           AMENDED AND RESTATED
                                  BYLAWS

                                   -of-

                        FIRST ALBANY COMPANIES INC.

                     (herein called the "Corporation")


                                 ARTICLE I

                               Shareholders


          Section  1.01.   Annual  Meeting.  The  annual  meeting  of   the

stockholders of the Corporation for the election of directors and  for  the transaction of such other business as may properly come before such meeting shall  be  held at the principal office of the Corporation in the  City  of

Albany,  New  York, on such date and at such time as may be  fixed  by  the

Board of Directors.

         Section  1.02.   Special  Meetings.   Special  meetings   of   the

shareholders, for any purpose or purposes, may be called at any time by the

President or by resolution of the Board of Directors.  Special meetings  of shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the  meeting.  At any special meeting only such business may be  transacted which  is  related to the purpose or purposes set forth in  the  notice  or waiver of notice of the meeting.

         Section  1.03.    Notice  of  Meetings of  Shareholders.  Whenever

shareholders  are required or permitted to take any action  at  a  meeting,

written  notice  shall be given stating the place, date  and  hour  of  the meeting  and, unless it is the annual

meeting, indicating that it is  being issued by or at the direction of the person or persons calling the meeting.

Notice  of  a special meeting shall also state the purpose or purposes  for which the meeting is called.  If, at any meeting, action is proposed to  be

taken   which   would,  if  taken,  entitle  shareholders  fulfilling   the

requirements  of  Section 623 of the Business Corporation  Law  to  receive payment  for  their  shares, the notice of such  meeting  shall  include  a statement of that purpose and to that effect and shall be accompanied by  a copy  of  said Section 623 or an outline of its material terms.  A copy  of the  notice of any meeting shall be given, personally or by mail, not  less than  ten nor more than fifty days before the date of the meeting, to  each shareholder  entitled to vote at such meeting.  If mailed, such  notice  is given  when  deposited  in  the United States mail,  with  postage  thereon prepaid,  directed to the shareholder at his address as it appears  on  the record  of  shareholders, or, if he shall have filed with the Secretary  of the  Corporation a written request that notices to him be  mailed  to  some other address, then directed to him at such other address.

         When a meeting is adjourned to another time or place, it shall not be  necessary to give any notice of the adjourned meeting if the  time  and place  to  which the meeting is adjourned are announced at the  meeting  at which  the adjournment is taken, and at the adjourned meeting any  business may  be transacted that might have been transacted on the original date  of

the  meeting.   However, if after the adjournment, the Board  of  Directors fixes  a  new  record  date  for the adjourned meeting,  a  notice  of  the adjourned meeting shall be given to each shareholder of record on  the  new record date entitled to notice under the next preceding paragraph.

         Section 1.04.  Waivers of Notice.  Notice of meeting need  not  be given  to any shareholder who submits a signed waiver of notice, in  person or  by  proxy, whether before or after the meeting.  The attendance of  any shareholder  at a meeting, in person or by proxy, without protesting  prior to  the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.


         Section  1.05.  Quorum.  The holders of a majority of  the  shares entitled  to  vote  thereat  shall constitute a  quorum  at  a  meeting  of shareholders for the transaction of any business.

         When  a  quorum is once present to organize a meeting, it  is  not broken by the subsequent withdrawal of any shareholders.

         The  shareholders  present may adjourn  the  meeting  despite  the absence  of  a  quorum  and  at any such adjourned  meeting  at  which  the requisite amount of voting stock shall be represented, any business may  be transacted  which might have been transacted at the meeting  as  originally noticed.

         Section 1.06.  Fixing Record Date.  For the purpose of determining the  shareholders  entitled  to notice of or to  vote  at  any  meeting  of shareholders  or  any  adjournment thereof, or to  express  consent  to  or dissent  from  any  proposal  without a meeting,  or  for  the  purpose  of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the  Board of  Directors may fix, in advance, a date as the record date for  any  such determination of shareholders. Such date shall not be more than  fifty  nor less  than  ten days before the date of such meeting, nor more  than  fifty days prior to any other action.

         When  a determination of shareholders of record entitled to notice of  or to vote at any meeting of shareholders has been made as provided  in this  section,  such determination shall apply to any adjournment  thereof,

unless  the  Board of Directors fixes a new record date under this  section for the adjourned meeting.

         Section  1.07.   List  of Shareholders at  Meetings.   A  list  of

shareholders  as  of  the record date, certified by the  corporate  officer responsible  for its preparation or by a transfer agent, shall be  produced at any meeting of shareholders upon the request thereat or prior thereto of any  shareholder.  If the right to vote at any meeting is  challenged,  the inspectors  of  election, or person presiding thereat, shall  require  such list of shareholders to be produced as evidence of the right of the persons challenged  to vote at such meeting, and all persons who appear  from  such list to be shareholders entitled to vote thereat may vote at such meeting.

         Section 1.08.  Proxies.  Every shareholder entitled to vote  at  a meeting  of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

         Every  proxy must be signed by the shareholder or his attorney-in-

fact.   No proxy shall be valid after the expiration of eleven months  from the date thereof unless otherwise provided in the proxy.  Every proxy shall be  revocable  at the pleasure of the shareholder executing it,  except  as otherwise provided in this section.  The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who  executed the proxy unless, before the authority is exercised,  written notice of an adjudication of such incompetence or of such death is received

by   the  corporate  officer  responsible  for  maintaining  the  list   of

shareholders.

         Except  when  other  provision shall have  been  made  by  written agreement between the parties, the record holder of shares which  he  holds as pledgee or otherwise as security or which belong to another, shall issue to  the  pledgor or to such owner of such shares, upon demand therefor  and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

         A  shareholder shall not sell his vote or issue a proxy to vote to any  person for any sum of money or anything of value, except as authorized in this section and Section 620 of the Business Corporation Law.

         A  proxy  which is entitled "irrevocable proxy" and  which  states that  it  is  irrevocable, is irrevocable when it is held  by  any  of  the following or a nominee of any of the following:



               (1) A Pledgee;

               (2) A person who has purchased or agreed to purchase the
                   shares;


               (3) A creditor or creditors of the Corporation who extend or continue credit to the Corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;

               (4) A  person who has contracted to perform services  as  an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;

               (5) A  person  designated  by or under  an  agreement  under paragraph (a) of said Section 620.

         Notwithstanding  a  provision  in a  proxy,  stating  that  it  is irrevocable,  the proxy becomes revocable after the pledge is redeemed,  or the  debt  of the Corporation is paid, or the period of employment provided for  in  the contract of employment has terminated, or the agreement  under paragraph  (a) of said Section 620 has terminated; and, in a case  provided for  in subparagraph (3) or (4) above, becomes revocable three years  after the  date  of  the  proxy or at the end of the period,  if  any,  specified therein,  whichever period is less, unless the period of irrevocability  is renewed  from time to time by the execution of a new irrevocable  proxy  as provided in this section.  This paragraph does not affect the duration of a proxy under the second paragraph of this section.

         A  proxy  may  be revoked, notwithstanding a provision  making  it irrevocable, by a purchaser of shares without knowledge of the existence of the  provision unless the existence of the proxy and its irrevocability  is noted  conspicuously  on  the face or back of the certificate  representing such shares.

         Section  1.09.  Selection and Duties of Inspectors. The  Board  of

Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders'  meeting may,

and  on  the  request  of any shareholder entitled to  vote  thereat  shall appoint  one  or  more inspectors.  In case any person appointed  fails  to appear  or act, the vacancy may be filled by appointment made by the  Board of  Directors  in advance of the meeting or at the meeting  by  the  person presiding  thereat.  Each inspector, before entering upon the discharge  of his duties, shall take and sign an oath faithfully to execute the duties of inspector  at  such meeting with strict impartiality and according  to  the best of his ability.

         The  inspectors  shall determine the number of shares  outstanding and  the  voting power of each, the shares represented at the meeting,  the existence  of  a  quorum, the validity and effect  of  proxies,  and  shall receive  votes, ballots or consents, hear and determine all challenges  and questions arising in connection with the right to vote, count and  tabulate all  votes, ballots or consents, determine the result, and do such acts  as

are   proper  to  conduct  the  election  or  vote  with  fairness  to  all

shareholders.   On request of the person presiding at the  meeting  or  any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them  shall be prima facie evidence of the facts stated and of the vote  as certified by them.

         Unless  appointed  by the Board of Directors  or  requested  by  a shareholder,  as  above  provided  in this  section,  inspectors  shall  be dispensed with at all meetings of shareholders.

         Section  1.10.   Qualification of Voters.   Every  shareholder  of

record  shall be entitled at every meeting of shareholders to one vote  for every  share standing in his name on the record of shareholders, except  as expressly  provided  otherwise  in this section  and  except  as  otherwise expressly provided in the Certificate of Incorporation of the Corporation.

         Treasury  shares  and shares held by another domestic  or  foreign corporation  of any type or kind, if a majority of the shares  entitled  to vote in the election of directors of such other corporation is held by  the

Corporation,  shall  not be shares entitled to vote or  to  be  counted  in determining the total number of outstanding shares.


         Shares  held by an administrator, executor, guardian, conservator,

committee,  or  other fiduciary, except a trustee, may  be  voted  by  him,

either  in  person or by proxy, without transfer of such  shares  into  his name.  Shares held by a trustee may be voted by him; either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

         Shares held by or under the control of a receiver may be voted  by him  without the transfer thereof into his name if authority so  to  do  is contained in an order of the court by which such receiver was appointed.

         A  shareholder whose shares are pledged shall be entitled to  vote such  shares  until the shares have been transferred into the name  of  the pledgee, or a nominee of the pledgee.

         Redeemable shares which have been called for redemption shall  not be deemed to be outstanding shares for the purpose of voting or determining the  total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and  a sum sufficient to redeem such shares has been deposited with a  bank or  trust  company with irrevocable instruction and authority  to  pay  the

redemption   price  to  the  holders  of  the  shares  upon  surrender   of

certificates therefor.

         Shares  standing  in  the  name  of another  domestic  or  foreign corporation  of  any type or kind may be voted by such  officer,  agent  or proxy as the bylaws of such corporation may provide, or, in the absence  of such  provision,  as  the  board  of  directors  of  such  corporation  may determine.

         If  shares  are  registered on the record of shareholders  of  the

Corporation  in  the  name  of  two or more persons,  whether  fiduciaries,

members of a partnership, joint tenants, tenants in common, tenants by  the entirety  or  otherwise, or if two or more persons have the same  fiduciary relationship  respecting  the  same shares, unless  the  secretary  of  the

Corporation is given written notice to the contrary and is furnished with a

copy   of  the  instrument  or  order  appointing  them  or  creating   the

relationship wherein it is so provided, their acts with respect  to  voting shall have the following effect:

         (1)   If  only  one  votes,  the vote shall  be  accepted  by  the

Corporation as the vote of all;

         (2)   If  more  than one vote, the act of the majority  so  voting shall be accepted by the Corporation as the vote of all,

         (3)  If more than one vote, but the vote is equally divided on any particular  matter,  the vote shall be accepted by  the  Corporation  as  a proportionate vote of the shares; unless the Corporation has  evidence,  on the  record  of shareholders or otherwise, that the shares are  held  in  a fiduciary  capacity.  Nothing in this paragraph shall alter any requirement that the exercise of fiduciary powers be by act of a majority, contained in any law applicable to such exercise of powers (including Section 10-10.7 of the Estates, Powers and Trusts Law of the State of New York);

         (4)   When  shares  as  to which the vote is equally  divided  are registered on the record of shareholders of the Corporation in the name of,

or  have  passed by operation of law or by virtue of any deed of  trust  or other  instrument to two or more fiduciaries, any court having jurisdiction of their accounts, upon petition by any of such fiduciaries or by any party in  interest, may direct the voting of such shares for the best interest of the  beneficiaries.  This paragraph shall not apply in any case  where  the instrument  or  order of the court appointing fiduciaries  shall  otherwise direct how such shares shall be voted; and

         (5)   If the instrument or order furnished to the Secretary of the

Corporation shows that a tenancy is held in unequal interests,  a  majority or equal division for the purposes of this paragraph shall be a majority or equal division in interest.

         Notwithstanding  the  foregoing paragraphs of  this  section,  the

Corporation  shall  be  protected in treating the persons  in  whose  names shares  stand on the record of shareholders as the owners thereof  for  all purposes.

         Section  1.11.  Vote of Shareholders.  Directors shall be  elected

by  a  plurality  of  the votes cast at a meeting of  shareholders  by  the holders of shares entitled to vote in the election.  Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders,  it  shall,  except as otherwise  required  by  the  Business

Corporation  Law or by the Certificate of Incorporation of the Corporation,

be  authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         The  vote upon any question before any shareholders' meeting  need not be by ballot.

         Section   1.12.    Written   Consent  of  Shareholders.   Whenever

shareholders  are required or permitted to take any action  by  vote,  such action may be taken without a meeting on written consent, setting forth the action  so taken, signed by the holders of all outstanding shares  entitled to  vote thereon.  This paragraph shall not be construed to alter or modify the  provisions  of  any  section of the Business Corporation  Law  or  any provision  in  the  Certificate of Incorporation  of  the  Corporation  not

inconsistent  with  the Business Corporation Law under  which  the  written consent  of  the holders of less than all outstanding shares is  sufficient for corporate action.

         Written  consent  thus  given by the holders  of  all  outstanding shares  entitled to vote shall have the same effect as a unanimous vote  of shareholders.


                                ARTICLE II

                                 Directors

         Section 2.01.  Management of Business:

         Qualifications  of  Directors.  The business  of  the  Corporation

shall  be  managed  under the direction of its Board  of  Directors.   Each

member of the Board of Directors shall be at least eighteen years of age.

         Directors need not be stockholders.

         The  Board  of Directors, in addition to the powers and  authority expressly conferred upon it by statute, by the Certificate of Incorporation of  the Corporation, by these Bylaws and otherwise, is hereby empowered  to exercise all such powers as may be exercised by the Corporation, except  as expressly provided otherwise by the Constitution and statutes of the  State of  New York, by the Certificate of Incorporation of the Corporation and by

these Bylaws.

         Section  2.02.   Number.   The number  of  directors  which  shall

constitute  the entire Board of Directors shall be eight,  but this  number may  be  increased  and subsequently again increased  or  decreased  by  an amendment to these Bylaws, except that the number shall never be less  than three nor more than nine and that no decrease shall shorten the term of any incumbent director.

         Section  2.03.   Election  and Term.  At each  annual  meeting  of

shareholders,  directors shall be elected to hold  office  until  the  next

annual  meeting,  subject to the provisions of Section 2.05  hereof.   Each

director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

         Section 2.04.   Resignations.  Any director of the Corporation may

resign at any time by giving written notice to the Board of Directors,  the

President or the Secretary of the Corporation.  Such resignation shall take effect  at  the time specified therein, if any, or if no time is  specified therein,  then  upon receipt of such notice by the addressee;  and,  unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section  2.05.  Removal of Directors.  Any or all of the directors may be removed at any time (a) for cause by vote of the shareholders or  by action  of  the  Board of Directors or (b) without cause  by  vote  of  the

shareholders, except as expressly provided otherwise by Section 706 of  the

Business Corporation Law.

         Section  2.06.  Newly Created Directorships and Vacancies.   Newly

created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal  of directors without cause may be filled by vote of the  Board  of

Directors.   If  the  number of directors then in office  is  less  than  a quorum,  such  newly created directorships and vacancies may be  filled  by vote of a majority of the directors then in office.  The Board of Directors shall  fill vacancies occurring in the Board of Directors by reason of  the removal of directors without cause.

         A  director elected to fill a vacancy shall hold office until  the next  meeting of shareholders at which the election of directors is in  the regular  order  of business, and until his successor has been  elected  and qualified.

         Section  2.07.  Quorum and Vote of Directors.  At all meetings  of the  Board of Directors, a majority of the entire Board of Directors  shall be  necessary and sufficient to constitute a quorum for the transaction  of business.  The vote of a majority of the directors present at the  time  of the  vote,  if a quorum is present at such time, shall be the  act  of  the

Board  of Directors, except as expressly provided otherwise in these Bylaws and by the statutes of the State of New York.

         A  majority of the directors present, whether or not a  quorum  is present, may adjourn any meeting of the Board of Directors to another  time and  place.  Notice of any adjournment need not be given if such  time  and place are announced at the meeting.


         Section  2.08.   Annual  Meeting.   The  newly  elected  Board  of

Directors  shall meet immediately following the adjournment of  the  annual meeting  of  shareholders in each year at the same place and no  notice  of such meeting shall be necessary.

         Section 2.09.  Regular Meetings.  Regular meetings of the Board of

Directors may be held at such times and places as shall from time  to  time be  fixed  by  the  Board  of  Directors and no  notice  thereof  shall  be necessary.

         Section  2.10.  Special Meetings.  Special meetings may be  called at  any  time by the President, or by resolution of the Board of Directors.

Special  meetings shall be held at such places as shall  be  fixed  by  the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

         Special  meetings  of the Board of Directors shall  be  held  upon notice to the directors.  Notice of a special meeting need not be given  to any  director who submits a signed waiver of notice whether before or after the  meeting, or who attends the meeting without protesting, prior  thereto or at its commencement, the lack of notice to him.

         Unless  waived,  notice of each special meeting of  the  Board  of

Directors,  stating the time and place of the meeting, shall  be  given  to each director by delivered letter, by telegram or by personal communication either  over the telephone or otherwise, in each such case not  later  than the  third day prior to the meeting, or by mailed letter deposited  in  the

United  States mail with postage thereon prepaid not later than the seventh day  prior  to  the meeting.  Notices of special meetings of the  Board  of

Directors and waivers thereof need not state the purpose or purposes of the meeting.

         Section  2.11.   Telephonic Meetings.  A member of  the  Board  of

Directors  or  any committee thereof may participate in a  meeting  of  the

Board  of Directors or of such committee by means of a conference telephone

or  similar communications equipment allowing all persons participating  in the  meeting  to hear each other at the same time, and participation  in  a meeting by such means shall constitute presence in person at such meeting.

         Section  2.12.  Compensation.  Directors shall receive such  fixed sums and expenses of attendance for attendance at each meeting of the Board of  Directors or of any committee and such salary as may be determined from time  to  time  by  the  Board of Directors; provided that  nothing  herein contained  shall  be construed to preclude any director  from  serving  the

Corporation in any other capacity and receiving compensation therefor.

         Section  2.13(a)Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate  from among  its  members  an  Executive Committee  and  other  committees,  each consisting  of  three or more directors, and each of which, to  the  extent provided  in the resolution, shall have all the authority of the  Board  of

Directors,  except that no such committee shall have authority  as  to  the following matters:

         (a) The submission to shareholders of any action that needs shareholders' approval under the Business Corporation Law

         (b) The filling of vacancies in the Board of Directors or in any committee.

         (c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

         (d) The amendment or repeal of the Bylaws, or the adoption of new Bylaws.


         (e) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amenable or repealable.


         The  Board  of  Directors may designate one or more  directors  as alternate members of any such committee, who may replace any absent  member or  members  at  any meeting of such committee.  Each such committee  shall serve at the pleasure of the Board of Directors.

         Regular meetings of any such committee shall be held at such times and  places  as shall from time to time be fixed by such committee  and  no notice  thereof shall be necessary. Special meetings may be called  at  any time  by  any  officer of the Corporation or any member of such  committee.

Notice  of  each special meeting of each such committee shall be given  (or waived)  in the same manner as notice of a special meeting of the Board  of

Directors.   A  majority  of  the  members  of  any  such  committee  shall constitute  a  quorum for the transaction of business  and  the  act  of  a majority  of  the members present at the time of the vote, if a  quorum  is present at such time, shall be the act of the committee.

         Section  2.13(b).   Audit  Committee.  There  shall  be  an  Audit

Committee  of the Board of Directors which shall serve at the  pleasure  of the  Board of Directors and be subject to its control.  The Committee shall have  at  least  three  members, two of whom shall be  independent  outside directors.  Members shall be appointed by the Chairman, subject to approval of  the Board. The committee shall recommend to the Board of Directors  the appointment  or discharge of the corporation's independent auditors,  shall review and approve the scope and plan of the annual audit, shall review the results  of  such  audit, and shall perform such other  duties  as  may  be

lawfully delegated to it from time to time by the Board of Directors.

         Section 2.13(c).  Executive Compensation Committee.

         There shall be an Executive Compensation Committee of the Board of

Directors which will serve at the pleasure of the Board of Directors and be subject  to its control.  The Committee shall have at least three  members,

all  of  whom  shall  be  independent outside directors  appointed  by  the

Chairman, subject to the approval of the Board of Directors.  The Committee shall  approve the compensation of the executive officers of  the  company,

and  shall have such other duties as may be lawfully delegated to  it  from time to time by the Board of Directors.

         Section  2.14.   Interested  Directors.   No  contract  or   other

transaction  between the Corporation and one or more of its  directors,  or between  the  Corporation and any other corporation, firm,  association  or other  entity  in  which  one  or more of the Corporation's  directors  are directors or officers, or have a substantial financial interest,  shall  be either void or voidable for this reason alone or by reason alone that  such director or directors are present at the meeting of the Board of Directors,

or  of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose.

         (1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 708 of the Business
               Corporation Law, by unanimous vote of the disinterested directors; or

         (2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.


         Common  or interested directors may be counted in determining  the presence  of  a  quorum  at a meeting of the Board of  Directors  or  of  a committee which approves such contract or transaction.

                                ARTICLE III

                                 Officers
         Section  3.01  Election or Appointment; Number.  The  officers  of the  Corporation shall be elected or appointed by the Board  of  Directors.

The  officers  shall  be a President, a Secretary, a  Treasurer,  and  such number  of Vice Presidents, Assistant Secretaries and Assistant Treasurers,

and  such other officers, as the Board of Directors may from time  to  time

determine.   Any  person may hold two or more offices  at  the  same  time,

except  the  offices of President and Secretary.  Any officer may,  but  no officer need, be chosen from among the Board of Directors.

         Section  3.02.  Term.  Subject to the provisions of  Section  3.03 hereof,  all officers shall be elected or appointed to hold office for  the term for which he is elected or appointed or until his death and until  his successor has been elected or appointed and qualified.

         The  Board  of Directors may require any officer to give  security for the faithful performance of his duties.

         Section 3.03.  Removal.  Any officer elected or appointed  by  the

Board of Directors may be removed by the Board of Directors with or without cause.

         The removal of an officer without cause shall be without prejudice
to  his contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

         Regular meetings of any such committee shall be held at such times and  places  as shall from time to time be fixed by such committee  and  no notice  thereof shall be necessary. Special meetings may be called  at  any time  by  any  officer of the Corporation or any member of such  committee.

Notice  of  each special meeting of each such committee shall be given  (or waived)  in the same manner as notice of a special meeting of the Board  of

Directors.   A  majority  of  the  members  of  any  such  committee  shall constitute  a  quorum for the transaction of business  and  the  act  of  a majority  of  the members present at the time of the vote, if a  quorum  is present at such time, shall be the act of the committee.

         Section  2.14.   Interested  Directors.   No  contract  or   other

transaction  between the Corporation and one or more of its  directors,  or between  the  Corporation and any other corporation  firm,  association  or other  entity  in  which  one  or more of the Corporation's  directors  are directors or officers, or have a substantial financial interest,  shall  be either void or voidable for this reason alone or by reason alone that  such director or directors are present at the meeting of the Board of Directors,

or  of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose.

         Section  3.04.   Authority.   The President  shall  be  the  chief

executive  officer of the. Corporation and shall direct the policy  of  the

Corporation on behalf of the Board of Directors.  The other officers  shall have  the  authority, perform the duties and exercise  the  powers  in  the management of the Corporation usually incident to the offices held by them,

respectively,  and/or such other authority, duties and  powers  as  may  be assigned  to  them  from  time to time by the Board  of  Directors  or  the

President.

                                ARTICLE IV

                               Capital Stock

         Section  4.01.  Certificates of Stock.  Certificates  representing shares  of the stock of the Corporation shall be in such form as  shall  be approved  by the Board of Directors.  Every certificate shall be signed  by the President and the Secretary or an Assistant Secretary, or the Treasurer

or  an  Assistant  Treasurer and sealed with the seal of  the  Corporation.

Such  seal may be a facsimile engraved or printed.  There shall be  entered upon  the  stock  books of the Corporation the number of  each  certificate issued,  the name of the person owning the shares represented thereby,  the number of shares, and the date of issuance thereof.

         Section  4.02.  Transfer of Stock.  A stock book shall be kept  at

the   principal   office   of  the  Corporation   containing   the   names,

alphabetically  arranged,  of  all persons  who  are  stockholders  of  the

Corporation  showing  their places of residence, the number  of  shares  of stock  held  by  them respectively, the time when they respectively  became owners  thereof, and the amount paid thereon.  Transfers of shares  of  the stock of the corporation shall be made only on the books of the Corporation by  the  holder  of  record  thereof, or by  his  attorney  thereunto  duly authorized  by a power of attorney executed in writing and filed  with  the

Secretary,  and  upon the surrender of the certificate or certificates  for such shares properly endorsed and accompanied by all necessary Federal  and

State  stock  transfer  tax  stamps.  No  stockholder,  however,  shall  be entitled  to  any  transfer of his stock in violation of  any  restrictions lawfully applicable thereto.

         Section  4.03.   Registered  Holders.  The  Corporation  shall  be

entitled  to treat and shall be protected in treating the persons in  whose names  shares  or any warrants, rights or options stand on  the  record  of shareholders,  warrant holders, rights holders or option  holders,  as  the case  may be, as the owners thereof for all purposes and shall not be bound to  recognize  any equitable or other claim to, or interest  in,  any  such

share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided otherwise by the statutes of the State of New York.

         Section 4.04.  New Certificates.  The Corporation may issue a  new certificate  for shares in the place of any certificate theretofore  issued by  it,  alleged to have been lost or destroyed, and the Board of Directors may,  in  its  discretion,  require the owner  of  the  lost  or  destroyed certificate, or his legal representatives, to give the Corporation  a  bond sufficient  (in the judgment of the directors) to indemnify the Corporation against  any  claim that may be made against it on account of  the  alleged loss  or  destruction of any such certificate or the issuance of  such  new

certificate.   A new certificate may be issued without requiring  any  bond when, in the judgment of the directors, it is proper so to do.



                                 ARTICLE V

                     Financial Notices to Shareholders

         Section 5.01.  Dividends.  When any dividend is paid or any  other distribution is made, in whole or in part, from sources other  than  earned surplus,  it  shall be accompanied by a written notice (a)  disclosing  the amounts  by  which  such dividend or distribution affects  stated  capital,

capital  surplus  and  earned  surplus, or (b)  if  such  amounts  are  not determinable at the time of such notice, disclosing the approximate  effect of  such dividend or distribution upon stated capital, capital surplus  and earned surplus and stating that such amounts are not yet determinable.

         Section  5.02.  Share Distribution and Changes. Every distribution to  shareholders  of shares, whether certificated or uncertificated,  or  a change  of  shares which affects stated capital, capital surplus or  earned

surplus shall be accompanied by a written notice (a) disclosing the amounts by  which  such  distribution  or change affects  stated  capital,  capital surplus and earned surplus, or (b) if such amounts are not determinable  at the  time  of  such  notice,  disclosing the  approximate  effect  of  such distribution  or  change upon stated capital, capital  surplus  and  earned surplus and stating that such amounts are not yet determinable.

         When  issued shares are changed in any manner which affects stated

capital,  capital  surplus  or  earned  surplus,  and  no  distribution  to

shareholders   of  any  shares,  whether  certificated  or  uncertificated,

resulting from such change is made, disclosure of the effect of such change upon  the stated capital, capital surplus and earned surplus shall be  made in the next financial statement covering the period in which such change is made that is furnished by the Corporation to holders of shares of the class or series so changed or, if practicable, in the first notice of dividend or share distribution or change that is furnished to such shareholders between the date of the change of shares and the next such financial statement, and in any event within six months of the date of such change.


         Section 5.03.  Cancellation of Reacquired Shares.

         When  reacquired shares other than converted shares are cancelled,

the  stated capital of the Corporation is thereby reduced by the amount  of stated capital then represented by such shares plus any stated capital  not theretofore allocated to any designated class or series which is  thereupon allocated to the shares cancelled.  The amount by which stated capital  has been reduced by cancellation of reacquired shares during a stated period of time  shall  be  disclosed  in the next financial statement  covering  such period that is furnished by the Corporation to all its shareholders or,  if practicable, in the first notice of dividend or share distribution that  is furnished to the holders of each class or series of its shares between  the end  of the period and the next such financial statement, and in any  event

to  all its shareholders within six months of the date of the reduction  of capital.

           Section 5.04.  Reduction of Stated Capital.  When a reduction of stated  capital  has  been  effected under  Section  516  of  the  Business

Corporation  Law,  the amount of such reduction shall be disclosed  in  the next  financial  statement covering the period in which such  reduction  is made  that is furnished by the Corporation to all its shareholders  or,  if practicable, in the first notice of dividend or share distribution that  is furnished to the holders of each class or series of its shares between  the date  of such reduction and the next such financial statement, and  in  any event  to  all  its  shareholders within six months of  the  date  of  such reduction.

          Section 5.05.  Application of Capital Surplus to Elimination of a

Deficit.  The Corporation may apply any part or all of its capital  surplus to  the  elimination  of  any deficit in the earned surplus  account,  upon approval  by vote of the shareholders.  The application of capital  surplus to  the  elimination of a deficit in the earned surplus  account  shall  be disclosed in the next financial statement covering the period in which such elimination  is  made  that  is furnished by the  Corporation  to  all  its shareholders or, if practicable, in the first notice of dividend  or  share distribution  that is furnished to holders of each class or series  of  its shares  between  the date of such elimination and the next  such  financial statement,  and in any event to all its shareholders within six  months  of the date of such action.

           Section  5.06.   Conversion of Shares.  Should  the  Corporation

issue  any convertible shares, then, when shares have been converted,  they shall  be  cancelled and disclosure of the conversion of  shares  during  a stated period of time and its effect, if any, upon stated capital shall  be

made in the next financial statement covering such period that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice  of dividend or share distribution that is furnished to the  holders of  each  class or series of its shares between the end of such period  and the next such financial statement, and in any event to all its shareholders within six months of the date of the conversion of shares.

                                ARTICLE VI

                               Miscellaneous

         Section  6.01.  Offices.  The principal office of the  Corporation

shall  be in The City of Albany, County of Albany, State of New York.   The

Corporation  may also have offices at other places, within  and/or  without the State of New York.

         Section  6.02.   Seal.   The corporate seal shall  have  inscribed

thereon the name of the Corporation, the year of its incorporation and  the words  "Corporate Seal New York" provided, that the form of such seal shall be subject to alteration from time to time by the Board of Directors.

         Section  6.03.  Checks.  All checks or demands for money shall  be signed by such person or persons as the Board of Directors may from time to time determine.

         Section  6.04.   Fiscal Year.  The fiscal year of the  Corporation

shall be the calendar year ending on each December 31.

         Section  6.05.   Books  and Records.  The Corporation  shall  keep

correct and complete books and records of account and shall keep minutes of the  proceedings of its shareholders, Board of Directors and each committee thereof,  if  any, and shall keep at the office of the Corporation  in  the

State  of  New York or at the office of its transfer agent or registrar  in the  State of New York, a record containing the names and addresses of  all shareholders,  the number and class of shares held by each  and  the  dates when  they  respectively became the owners of record thereof.  Any  of  the foregoing books, minutes or records may be in written form or in any  other form capable of being converted into written form within a reasonable time.


         Section  6.06.  Duty of Directors.  A director shall  perform  his duties as a director, including his duties as a member of any committee  of the Board of Directors upon which he may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position  would use  under  similar  circumstances.  In performing his duties,  a  director shall  be entitled to rely on information, opinions, reports, or statements including  financial  statements and other financial  data,  in  each  case prepared or presented by:

         (a)   one or more officers or employees of the Corporation  or  of any other corporation of which at least fifty percentage of the outstanding shares  of stock entitling the holders thereof to vote for the election  of directors  is  owned  directly or indirectly by the Corporation,  whom  the director believes to be reliable and competent in the matters presented,

         (b)   counsel, public accountants or other persons as  to  matters which  the  director  believes to be within such person's  professional  or expert competence, or

         (c)   a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the Certificate of

Incorporation  or  these  Bylaws,  as  to  matters  within  its  designated authority,  which committee the director believes to merit  confidence,  so long as in so relying he shall be acting in good faith and with such degree of  care  which an ordinarily prudent person in a like position  would  use under similar circumstances, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A person who so performs his duties shall have no liability by reason of being or having been a director of the

Corporation.

               Section 6.07.  Indemnification of Directors and Officers.

          (a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or Officer of the
               Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director of the Corporation ("Director"), or Officer of the Corporation appointed or elected by the Board of Directors ("Officer"), or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.

          (b) The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.

          (c) Expenses incurred by any party entitled to indemnification under this Section 6.07 in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.


          (d) The  Corporation shall pay the expenses (including attorney's fees) of any person made a witness in a civil or criminal action or proceeding, by reason of the fact that he is or was a Director or Officer of the Corporation, or serves or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, subject to any limitations required by the Business Corporation Law.

          (e) The Corporation shall pay the expenses (including attorney's fees) of any Director or Officer of the Corporation incurred in prosecuting or defending an action or proceeding to enforce any rights to indemnification or advancement of expenses granted under these bylaws or otherwise, subject to any limitations required by the Business Corporation Law.

          (f) The foregoing provisions of this section shall be deemed to be a contract between the Corporation and each Director and Officer of the Corporation who serves in such capacity at any time while this section and the relevant provisions of the Business Corporation Law are in effect, and any repeal or modification of this section or such provisions of the Business Corporation Law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing as it relates to any action or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts; provided, however, that the right of indemnification provided in this section shall not be deemed exclusive of any other rights to which any Director or Officer of the Corporation may now be or hereafter become entitled apart from this section, whether by a resolution of shareholders, a resolution of Directors, or an agreement providing for such indemnification. Subject to the foregoing, wherever this section refers to the Business Corporation Law, it shall mean the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended. The rights of a Director or Officer hereunder shall continue after such person has ceased to be a Director or Officer and shall inure to the benefit of such person's heirs, executors, administrators and personal representatives.


           Section 6.08.  When Notice or Lapse of Time Unnecessary; Notices

Dispensed  with when Delivery Is Prohibited. Whenever, under  the  Business

Corporation  Law or the Certificate of Incorporation of the Corporation  or

these  Bylaws  or  by  the  terms  of  any  agreement  or  instrument,  the

Corporation  or  the  Board  of  Directors  or  any  committee  thereof  is authorized  to  take any action after notice to any person  or  persons  or after  the lapse of a prescribed period of time, such addition may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled  to such notice or entitled to participate in the action to be taken or, in the case  of a shareholder, by his attorney-in-fact, submit a signed waiver  of notice of such requirements.

           Whenever any notice or communication is required to be given  to

any   person   by   the  Business  Corporation  Law,  the  Certificate   of

Incorporation of the Corporation or these Bylaws, or by the  terms  of  any agreement  or  instrument,  or  as  a condition  precedent  to  taking  any corporate action and communication with such person is then unlawful  under any  statute  of  the  State of New York or of the  United  States  or  any

regulation,  proclamation or order issued under  said  statutes,  then  the giving of such notice or communication to such person shall not be required and  there shall be no duty to apply for license or other permission to  do

so.  Any affidavit, certificate or other instrument which is required to be made  or  filed  as  proof  of the giving of any  notice  or  communication required  under  the  Business Corporation Law shall,  if  such  notice  or communication to any person is dispensed with under this paragraph, include a  statement that such notice or communication was not given to any  person with  whom communication is unlawful.  Such affidavit, certificate or other instrument shall be as effective for all purposes as though such notice  or communication had been personally given to such person.


           Whenever any notice or communication is required or permitted to be  given by mail, it shall, except as otherwise expressly provided in  the

Business Corporation Law, be mailed to the person to whom it is directed at the  address  designated by him for that purpose or, if none is designated,

at  his  last  known address.  Such notice or communication is  given  when deposited,  with  postage  thereon prepaid, in a post  office  or  official depository  under the exclusive care and custody of the United States  post office department.  Such mailing shall be by first class mail except  where otherwise required by the Business Corporation Law.

           Section  6.09.   Entire Board of Directors.  As  used  in  these

Bylaws,  the  term entire "Board of Directors" means the  total  number  of directors which the Corporation would have if there were no vacancies.

           Section 6.10.  Amendment of Bylaws.  These Bylaws may be amended or  repealed and new Bylaws adopted by the Board of Directors or by vote of the  holders of the shares at the time entitled to vote in the election  of any  directors, except that any amendment by the Board changing the  number of  directors shall require the vote of a majority of the entire  Board  of

Directors  and except that any Bylaw adopted by the Board of Directors  may be  amended  or  repealed by the shareholders entitled to vote  thereon  as provided in the Business Corporation Law.

           If  any  Bylaw regulating an impending election of directors  is adopted, amended or repealed by the Board of Directors, there shall be  set forth in the notice of the next meeting of shareholders for the election of directors  the  Bylaw  so  adopted, amended or repealed,  together  with  a concise statement of the changes made.


           Section  6.11.  Section Headings and Statutory References.   The

headings  of  the Articles and Sections of these Bylaws have been  inserted for  convenience of reference only and shall not be deemed to be a part  of these Bylaws.




Brd.459


